SECURITIES & EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20449


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 19, 2006


                    Ryan's Restaurant Group, Inc.
     (Exact Name of Registrant as Specified in Its Charter)


                 Commission File Number 0-10943

       South Carolina                         57-0657895
(State or Other Jurisdiction        (IRS Employer Identification No.)
      of Incorporation)

                  405 Lancaster Avenue (29650)
                       Post Office Box 100
                           Greer, SC 29652
      (Address of principal executive offices)  (Zip Code)


Registrant's telephone number (including area code):(864)879-1000

                               Not Applicable
                    (Former Name or Former Address,
                     if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written  communications pursuant to Rule  425  under  the
        Securities Act (17 CFR 230.425)

[   ]   Soliciting  material pursuant to Rule  14a-12  under  the
        Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c)
        under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01.     Entry into a Material Definitive Agreement

     In November 2002, a lawsuit was filed in the United States District Court, Middle District of Tennessee, Nashville Division (the "Court"), on behalf of three plaintiffs alleging various wage and hour violations by Ryan's Restaurant Group, Inc. ("Ryan's"). Ryan's charged $6 million to general and administrative expenses in 2005 as the estimated minimum settlement amount for this litigation.

     On April 19, 2006, the Court issued an order approving the terms of a settlement of this litigation pursuant to a Joint Stipulation of Settlement (the "Settlement Agreement") between Ryan's and Erric Walker, Steve Ricketts, and Vickie Atchley, on behalf of themselves and all other present and former hourly-paid restaurant employees who were employed by Ryan's for any period of time between November 12, 1999 and August 2, 2005 (the "Eligible Class Members").

     Pursuant to the Settlement Agreement, all claims relating to this litigation are dismissed on the merits with prejudice contingent upon the settlement administration process, and all rights to appeal the order are waived. Ryan's is required to create a settlement fund of no less than $2 million and no more than $9 million - within this range, the amount of the settlement fund will depend on the actual participation level by Eligible Class Members.

     Eligible Class Members who timely file claim forms pursuant to the Settlement Agreement will receive a portion of the settlement fund in an amount equivalent to $18.25 for each workweek of active employment with Ryan's during the period between November 12, 1999 and August 2, 2005, as adjusted to ensure that the total settlement fund is not less than $2 million or more than $9 million.

     In addition, Ryan's will pay for the following:

       the  cost of mailing a notice to approximately  264,000
       Eligible Class Members;

       settlement administration costs, including without limitation the cost of hiring and compensating a settlement administrator;

       between $3.5 million and $4.5 million in attorneys' fees, costs and expenses to counsel for the Eligible Class; and

       $100,000 in enhancement payments, which will be divided among certain Eligible Class Members who opted into the class early on.



                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RYAN'S RESTAURANT GROUP, INC.


Date: April 25, 2006            By: /s/Fred T. Grant, Jr.
                                Name:  Fred T. Grant, Jr.
                                Title: Senior Vice President -
                                       Finance